UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2006

eLINEAR, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-27418                                                                                                                   76-0478045
(Commission File Number)                                                                        (I.R.S. Employer Identification No.)

2901 West Sam Houston Pkwy, Suite E-300, Houston, Texas 77043
(Address of principal executive offices, including zip code)

(713) 896-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ྑ Written communications pursuant to Rule 425 under the Securities Act.

   ྑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

   ྑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

   ྑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 5, 2006, Michael J. Lewis tendered his resignation as the chief executive officer, president and director of eLinear, Inc. (the “Company”), effective immediately. Mr. Lewis had no disputes or disagreements on any matter relating to the Company’s operations, policies or practices.

Director, Vice Chairman and Founder, Tommy Allen replaced Mr. Lewis as chief executive officer. Mr. Allen founded NetView Technologies, Inc. in December 2001 which acquired the Company in April 2003. Mr. Allen has served as a director of the Company since April 2003. From July 1999 to December 2001, Mr. Allen served as vice president for United Computing Group and United Consulting Group, a value-added reseller and an information technology consulting firm. The Company will enter into an employment agreement with Mr. Allen which will provide, among other things, an annual salary of $150,000 and 300,000 incentive stock options of which 100,000 vest immediately with the balance vesting on February 15, 2007. The Company will file Mr. Allen’s employment agreement as an exhibit when finalized.

Phillip Michael Hardy assumed the position of president along with his existing position as chief financial officer of the Company. Mr. Hardy has served as chief financial officer since November 2005 and a director since December 16, 2005. Prior to joining eLinear, Mr. Hardy owned and operated a private investment company, Phillip M. Hardy Consultants, Inc. were he was involved in organizing, funding and managing approximately 20 businesses in the areas of physical security software (Digital Vision Systems, Inc.), real estate development (Argus Development Company), real estate investment, security consulting and communications systems distribution (Security Communications Systems). The Company will enter into an employment agreement with Mr. Hardy which will provide, among other things, an annual salary of $132,000 and 1,000,000 incentive stock options of which 200,000 will vest on February 15, 2007 with the balance vesting over a three year period beginning June 5, 2006. The Company will file Mr. Hardy’s employment agreement as an exhibit when finalized.

Neither Mr. Allen nor Mr. Hardy has a family relationship with any officer or director of the Company. Further, neither Mr. Allen nor Mr. Hardy has been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-B between the Company and him.

Item 9.01 Financial Statements and Exhibits.

(a) Exhibits.

Exhibit Number  Exhibit Description

99.1   Press Release dated June 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      eLinear, Inc.

By: _/s/  Tommy Allen___________
     Tommy Allen
     Chief Executive Officer

DATE: June 6, 2006

EXHIBIT INDEX

Exhibit Number  Exhibit Description

99.1   Press Release dated June 6, 2006.